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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated December 7, 1994, and to all references to our Firm included in or made a part of this Registration Statement.

                                          [SIG]

                                          ARTHUR ANDERSEN LLP

Indianapolis, Indiana,

February 28, 1995.